CONSENT OF SHEARMAN & STERLING

         We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 26 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-21844).



                                                       /s/ Shearman & Sterling
                                                     ---------------------------
                                                     Shearman & Sterling


New York, New York
January 31, 2003